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                                   Exhibit 23
                              ARTHUR ANDERSEN LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS


As independent accountants, we hereby consent to the incorporation of our report dated September 21, 1998 on the statement of the excess of revenues over specific operating expenses for Altamonte Mall for the year ended December 31, 1997 included in this Form 8-K/A dated September 29, 1998, into the General Growth Properties, Inc. Registration Statements on Forms S-3 (File Nos. 333-11067, 333-15907, 333-17021, 333-23035, 333-37247, 333-37383, 333-41603 and
333-58045) and Registration Statements on Forms S-8 (File Nos. 33-79372, 333-07241, 333-11237 and 333-28449).

Arthur Andersen LLP


New York, New York
September 21, 1998